UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  November 2, 2004

SFBC INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16119	59-2407464
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11190 Biscayne Blvd., Miami, Florida 33181

(Address of Principal Executive Office) (Zip Code)

(305) 895-0304

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On November 2, 2004, SFBC International, Inc. (“SFBC”) entered into an Agreement and Plan of Merger (the “Agreement”) with PharmaNet, Inc. (“PharmaNet”) pursuant to which a wholly-owned subsidiary of SFBC will merge with and into PharmaNet (the “Merger”). As a result of the Merger, PharmaNet will become a wholly-owned subsidiary of SFBC.

The Agreement provides that SFBC will pay a total of approximately $245,000,000 to the PharmaNet stockholders (the “Merger Consideration”). Pursuant to the Agreement, certain key executives of PharmaNet have agreed to purchase a specified number of restricted shares of SFBC’s common stock upon the closing of the Merger. In addition, these key executives may also choose to receive part of the Merger Consideration in the form of options to purchase shares of SFBC common stock by converting their existing PharmaNet stock options into SFBC stock options. Key PharmaNet executives, including Mr. Jeffrey P. McMullen, president and chief executive officer of PharmaNet, have entered into long-term Employment Agreements with SFBC, subject to closing of the Merger.

To pay the Merger Consideration and fees and expenses, SFBC expects to use approximately $130 million of its existing cash together with approximately $120 million from a Credit Facility led by UBS Loan Finance LLC which has provided SFBC with a financing commitment.

The Merger is conditioned, among other things, approval by the stockholders of PharmaNet, the termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and closing of the financing. The Merger is expected to close late this year.

As contemplated by the Agreement, on November 5, 2004 SFBC and PharmaNet executed an Amended and Restated Agreement and Plan of Merger (the “Amended Agreement”) in order to provide a mechanism for exchanging certain PharmaNet stock options for comparable SFBC stock options and to provide for crediting SFBC for the value of the options exchanged, which will reduce the cash paid by SFBC as the Merger Consideration.

Item 7.01   Regulation FD Disclosure.

On November 3, 2004, SFBC issued a press release announcing the execution of the Agreement. A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01   Financial Statements and Exhibits

Exhibit	Description

99.1	Press Release dated November 3, 2004 announcing agreement to purchase PharmaNet

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SFBC INTERNATIONAL, INC.

Dated: November 8, 2004	By:	/s/ ARNOLD HANTMAN
Arnold Hantman Chief Executive Officer

INDEX TO EXHIBITS

Exhibit	Description

99.1	Press Release dated November 3, 2004 announcing agreement to purchase PharmaNet